As filed with the Securities and Exchange Commission on July 5, 2007

Registration No. 333-85214

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-85214

Under the Securities Act of 1933

AXCELIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-1818596
(State or other	(IRS Employer
jurisdiction of incorporation)	Identification No.)

108 Cherry Hill Drive

Beverly, Massachusetts 01915

(978) 787-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lynnette C. Fallon

Executive Vice President and General Counsel

Axcelis Technologies, Inc.

108 Cherry Hill Drive

Beverly, Massachusetts 01915

(978) 787-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to Registration Statement No. 333-85214 on Form S-3 (the “Registration Statement”) of Axcelis Technologies, Inc. (the “Company”), registering 6,250,000 shares of common stock, par value $0.001 per share of the Company, which was filed with the Securities and Exchange Commission on March 29, 2002.

The offering pursuant to the Registration Statement has been terminated.  In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, Axcelis Technologies, Inc. has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly, Commonwealth of Massachusetts, on July 5, 2007.

AXCELIS TECHNOLOGIES, INC.

By:	/s/ Mary G. Puma
Name:	Mary G. Puma
Title:	Chairman of the Board, President and Chief Executive Officer
(Duly authorized officer)